EXHIBIT 23.5

JOSEPH L. SAVITZ, JR.

206 Millwood Road

Abbeville, South Carolina 29620

November 20, 2003

Board of Directors

Community Capital Corporation

1401-C Highway 72

Greenwood, South Carolina 29649

Ladies and Gentlemen:

I hereby consent to the reference to me as a person nominated to become a director of Community Capital Corporation in the Registration Statement on Form S-4 filed by Community Capital Corporation under the Securities Act of 1933, and in all amendments thereto.

Sincerely yours,

/s/ JOSEPH L. SAVITZ, JR.

Joseph L. Savitz, Jr.